JPM SBIC/Santarus, Inc. Exhibit 99.1

Name and Address of Reporting Person(1)	Designated Reporter(1)	Statement for Month/Day/Year	Deemed Execution Date (Month/Day/Year)	Issuer Name, Ticker or Trading Symbol	Title and Amount of Security	Title of Derivative Securities and Title and Amount of Securities Underlying Derivative Securities	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership	Disclaims Pecuniary Interest
J.P. Morgan Partners (BHCA), L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	April 6, 2004	N/A	Santarus, Inc. (“SNTS”)	See Table I Rows 1-2 and Table II Rows 1-2 and 4-7	See Table II Rows 1-2 and 4-7	I	See Explanatory Note 2 below	No
JPMP Master Fund Manager, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	April 6, 2004	N/A	Santarus, Inc. (“SNTS”)	See Table I Rows 1-2 and Table II Rows 1-2 and 4-7	See Table II Rows 1-2 and 4-7	I	See Explanatory Note 3 below	No
JPMP Capital Corp. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	April 6, 2004	N/A	Santarus, Inc. (“SNTS”)	See Table I Rows 1-2 and Table II Rows 1-2 and 4-7	See Table II Rows 1-2 and 4-7	I	See Explanatory Note 4 below	No
J.P. Morgan Chase & Co. 270 Park Avenue 35th Floor New York, NY 10017	J.P. Morgan Partners (SBIC), LLC	April 6, 2004	N/A	Santarus, Inc. (“SNTS”)	See Table I Rows 1-2 and Table II Rows 1-2 and 4-7	See Table II Rows 1-2 and 4-7	I	See Explanatory Note 5 below	No
J.P. Morgan Partners, Global Investors (SBIC), LLC c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40thFloor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	April 6, 2004	N/A	Santarus, Inc. (“SNTS”)	See Table I Row 3 and Table II Row 3	See Table II Row 3	D
J.P. Morgan Partners, Global Investors (SBIC), LLC c/o J.P. Morgan Patners, LLC 1221 Avenue of the Americas – 40thFloor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	April 6, 2004	N/A	Santarus, Inc. (“SNTS”)	See Table I Row 3 and Table II Row 3	See Table II Row 3	I	See Explanatory Note 6 below	No

Explanatory Note:

1)	The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of the Reporting Persons disclaims beneficial ownership of the Issuer’s securities to the extent it exceeds such Person’s pecuniary interest.

2)	The amounts shown in Table I Rows 1-2 and Table II Rows 1-2 and 4-7 represent the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners (SBIC), LLC (“JPM SBIC”). The Reporting Person is the sole member of JPM SBIC.

3)	The amounts shown in Table I Rows 1-2 and Table II Rows 1-2 and 4-7 represent the beneficial ownership of the Issuer's equity securities by JPM SBIC, a portion of which may be deemed attributable to the Reporting Person because it is the sole general partner of J.P. Morgan Partners (BHCA), L.P. ("JPM BHCA"), the sole member of JPM SBIC. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA.

4)	The amounts shown in Table I Rows 1-2 and Table II Rows 1-2 and 4-7 represent the beneficial ownership of the Issuer’s equity securities by JPM SBIC, a portion of which may be deemed attributable to the Reporting Person because it is the general partner of JPMP Master Fund Manager, L.P. (“MF Manager”), the general partner of JPM BHCA the sole member of JPM SBIC. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA and MF Manager.

5)	The amounts shown in Table I Rows 1-2 and Table II Rows 1-2 and 4-7 represent the beneficial ownership of the Issuer’s equity securities by JPM SBIC, a portion of which may be deemed attributable to the Reporting Person because it is the sole stockholder of JPMP Capital Corp. and of Chatham Ventures, Inc., the limited partner of JPM BHCA. The actual pro rata portion of such beneficial ownership that may be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA and MF Manager.

6)	The amounts shown in Table I Row 3 and Table II Row 3 represent the beneficial ownership of the Issuer’s equity securities by JPM Global SBIC, a portion of which may be deemed attributable to the Reporting Person because the Reporting Person is the sole member of the Investment Committee of JPM Global SBIC, which has dispositive and voting power over such securities. The Reporting Person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The actual pro rata portion of such beneficial ownership that may be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM Global SBIC.